UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    December 18, 2018

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 1.01.  Entry into a Material Definitive Agreement.

On December 21, 2018, Pinnacle West Capital Corporation (“Pinnacle West” or the “Company”) entered into a $150 million unsecured term loan with KeyBank National Association, as Agent, PNC Bank, National Association and Wells Fargo Bank, National Association, as Co-Syndication Agents, and such institutions comprising the lenders party thereto (the “Term Loan”).  The obligations under the Term Loan will mature and become due and payable on December 21, 2020.  Pinnacle West will use the proceeds of the Term Loan for general corporate purposes. Borrowings under the Term Loan will bear interest at 60 basis points above the London interbank offered rate.

The Term Loan includes customary covenants, including requirements that Pinnacle West maintain ownership of a specified percentage of the outstanding capital stock of Arizona Public Service Company ("APS"), maintain a consolidated debt-to-capitalization ratio not to exceed a prescribed maximum level and comply with certain lien restrictions.  The Term Loan also includes customary events of default, including a cross default provision and a change of control provision.  If an event of default occurs, lenders holding a specified percentage of the outstanding loans, or the Agent with such lenders’ consent, may declare the obligations outstanding under the Term Loan to be due and payable. Pinnacle West and its affiliates maintain normal banking and other relationships with the Agent/lenders in the Term Loan.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2018, the Human Resources Committee (the “Committee”) of the Pinnacle West Board of Directors (the “Board”) approved the Pinnacle West 2019 CEO Annual Incentive Award Plan (the “PNW Plan”), which provides an incentive award opportunity for Donald E. Brandt, the Chairman of the Board, President, and Chief Executive Officer of Pinnacle West and the Chairman of the Board and Chief Executive Officer of APS.  On December 19, 2018, the Board, acting on the recommendation of the Committee, approved the APS 2019 Annual Incentive Award Plan (the “APS Plan”), which includes an incentive award opportunity for James R. Hatfield, Executive Vice President and Chief Financial Officer of Pinnacle West and APS and the APS 2019 Annual Incentive Award Plan for Palo Verde Employees (the “Palo Verde Plan”), which includes an incentive award opportunity for Robert S. Bement, Executive Vice President and Chief Nuclear Officer of APS.

No incentive payments will be awarded under the PNW Plan or the APS Plan unless Pinnacle West, with respect to Mr. Brandt, or APS, with respect to Mr. Hatfield, each achieves a specified threshold earnings level.  The Committee will evaluate the impacts of unusual or nonrecurring adjustments to earnings in determining whether any earnings level has been met for purposes of the PNW Plan and may make adjustments to reflect such impacts. Earnings impacts of actions of the Arizona Corporation Commission ("ACC") in the PNW Plan year are excluded.

  Mr. Brandt’s incentive award opportunity is based 62.5% on Pinnacle West’s 2019 earnings, and 37.5% on the achievement of performance goals established for all business units of APS. Mr. Brandt has an award opportunity of 50% of his base salary if the threshold earnings level is met. If Pinnacle West’s 2019 earnings exceed the threshold level, Mr. Brandt’s award opportunity increases proportionately by up to an additional 75% of his base salary. To the extent certain business unit performance goals are met, Mr. Brandt has a further award opportunity of up to 75% of base salary. The business unit performance indicators for Mr. Brandt are in the functional areas of customer service, transmission and distribution, fossil generation, corporate resources and performance of the Palo Verde Generating Station. In no event may Mr. Brandt’s award exceed 200% of his base salary.

The award opportunities for Mr. Hatfield under the APS Plan are based on the achievement of specified 2019 APS earnings levels and specified business unit performance goals.  Mr. Hatfield has a target award opportunity of up to 75% of his base salary.  Mr. Hatfield may earn less or more than the target amount, up to a maximum award opportunity of 150% of base salary, depending on the achievement of the earnings and business unit performance goals separately or in combination, and before adjustment for individual performance.  The business unit performance indicators that will be considered for Mr. Hatfield are derived from the APS critical areas of focus, as provided in its “Core” strategic framework, in the functional areas of employees, operational excellence, and shareholder value.  The Committee may adjust targets under the APS Plan to reflect unanticipated events or unusual or nonrecurring adjustments to earnings that arise in the APS Plan year, including ACC rate-related impacts on earnings.

The award opportunity for Mr. Bement under the Palo Verde Plan is based on the achievement of specified 2019 APS earnings levels and specified business unit performance goals. No incentive payment will be awarded to Mr. Bement under the APS earnings portion of the Palo Verde Plan unless Palo Verde achieves specified business unit performance goals and APS achieves a target threshold earnings level.  The business unit performance indicators for Mr. Bement under the Palo Verde Plan are in the functional areas of employees, operational excellence, performance improvement and shareholder value.  Mr. Bement has a threshold award opportunity of 18.8% of his base salary, a target of 75% of his base salary, and up to a maximum of 150% of his base salary, depending on the achievement of the earnings and business unit performance goals, separately or in combination, and before adjustment for individual performance.

Any awards for Messrs. Brandt, Hatfield and Bement are subject to potential forfeiture or recovery to the extent required by the Company’s clawback policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: December 21, 2018	By: /s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: December 21, 2018	By: /s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer